Exhibit (11) under Form N-1A
                                                     Exhibit 23 under 601/Reg SK

                               ARTHUR ANDERSEN LLP









                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 64 to Form N-1A Registration Statement of Federated American Leaders Fund, Inc. of our report dated May 15, 1998, on the financial statements as of March 31, 1998, of Federated American Leaders Fund, Inc., included in or made a part of this registration statement.



                               /s/ ARTHUR ANDERSEN
                                 ARTHUR ANDERSEN


Pittsburgh, Pennsylvania,
  May 22, 1998